EXHIBIT 99.1


PRESS RELEASE

FOR MORE INFORMATION CALL:

CARY T. FU                                                  DECEMBER 15, 1999
EXECUTIVE VICE PRESIDENT
BENCHMARK ELECTRONICS, INC.
(409) 849-6550

                                                      FOR IMMEDIATE RELEASE

                 BENCHMARK ELECTRONICS, INC. SUES J. M. HUBER
                       CORPORATION FOR BREACH OF CONTRACT

      ANGLETON, Texas, December 15, 1999 -- Benchmark Electronics, Inc. (NYSE/BHE) announced today that it has filed suit against J. M. Huber Corporation for breach of contract in connection with the Amended and Restated Stock Purchase Agreement, dated August 12, 1999 between the parties whereby Benchmark acquired all of the stock of AVEX Electronics, Inc. and Kilbride Holdings B.V. from J. M. Huber Corporation.

      The suit filed on December 14, 1999 in the United States District Court for the Southern District of Texas, alleges breach of contract, fraud and negligent misrepresentation and seeks an unspecified amount of damages.

      Benchmark Electronics, Inc. is a leading independent provider of electronics manufacturing and engineering services to original equipment providers in the telecommunication, enterprise computer and peripherals, high-end video/audio/entertainment, industrial control, testing and instrumentation, computer, and medical device markets. Benchmark's global operations include 14 facilities in 8 countries. Benchmark's Common Stock trades on the New York Stock Exchange under the symbol BHE.

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